                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ILEX ONCOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                               ILEX ONCOLOGY, INC.
                           11550 IH-10 West, Suite 100
                            San Antonio, Texas 78230
                            Telephone: (210) 949-8200


                                 April 27, 2000


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of the Stockholders of ILEX Oncology, Inc. The Annual Meeting will be held Thursday, May 25, 2000, at 10:00 a.m. Central Time at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on ILEX Oncology, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in ILEX Oncology, Inc. and urge you to return your proxy card as soon as possible.


                                   Sincerely,



                                   Richard L. Love
                                   President and Chief Executive Officer

                               ILEX ONCOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ILEX Oncology, Inc. (the "Company") will be held on May 25, 2000, at 10:00 a.m. Central Time at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, for the following purposes:

                  (1) A proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,000,000 to 100,000,000;

                  (2) A proposal to ratify the adoption of the Employee Stock Purchase Plan of the Company;

                  (3) A proposal to ratify the adoption of the 2000 Employee Stock Compensation Plan of the Company;

                  (4) A proposal to elect eight (8) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

                  (5) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000; and

                  (6) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on April 18, 2000, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                       By Order of the Board of Directors,



                                       RICHARD L. LOVE
                                       President and Chief Executive Officer
San Antonio, Texas
April 27, 2000
                                    IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                               ILEX ONCOLOGY, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of ILEX Oncology, Inc., a Delaware corporation (the "Company" or "ILEX"), in connection with the solicitation by the Board of Directors (the "Board") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on May 25, 2000, at 10:00 a.m. Central Time, at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas 78205, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value ("Common Stock"). At the close of business on April 18, 2000 (the "Record Date"), there were outstanding and entitled to vote 24,856,673 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended December 31, 1999, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 27, 2000, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the eight nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company's principal offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's principal offices are located at 11550 IH-10 West, Suite 100, San Antonio, Texas 78230.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors; the affirmative vote of a majority of the total shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000; and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the adoption of the Employee Stock Purchase Plan, the ratification of the adoption of the 2000 Employee Stock Compensation Plan, the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of March 24, 2000 certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each person serving as a director during fiscal 1999, its nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group.

                                                             SHARES        PERCENTAGE OF OUTSTANDING
                                                          BENEFICIALLY              SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED(1)(2)        BENEFICIALLY OWNED(3)
------------------------------------                      ------------     --------------------------
CTRC Research Foundation(4)
     8122 Datapoint
     San Antonio, Texas  78229                              2,282,127                 9.19%
Advent International Corporation (5)(6)
     75 State Street
     Boston, Massachusetts 02109                            1,454,689                 5.86%
Daniel D. Von Hoff, M.D.(7)(8)                                359,925                 1.45%
Richard L. Love(7)                                            298,900                 1.20%
Gary V. Woods(9)(10)(11)                                       63,670                   *
A. Dana Callow, Jr.(9)(12)(13)(14)                             42,924                   *
Deirdre K. Tessman, Ph.D.                                      31,045                   *
John L. Cassis(9)(15)                                          28,513                   *
Ruskin C. Norman, M.D.(9)(10)(16)(17)                          24,223                   *
Pedro Santabarbara, M.D., Ph.D.(18)                            23,408                   *
Michael T. Dwyer (19)                                          23,250                   *
Jason S. Fisherman, M.D.(9)(20)                                18,155                   *
Joseph S. Bailes, M.D. (21)                                    14,587                   *
Terrence A. Rugg MBChB, FFRad (T)(SA)(21)                       7,295                   *
All executive officers and directors as a group
  (17 persons)(8)(10)(12)(13)(14)(15)(17)(20)(22)           1,165,112                 4.65%

----------

*        Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 24, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted, the street address of the named beneficial owner is 11550 IH-10 West, Suite 100, San Antonio, Texas 78230.

(2) To the Company's knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3) Based on a total of 24,821,468 shares of Common Stock issued and outstanding on March 24, 2000.

(4) Does not include 18,155 shares of Common Stock issuable upon exercise of options granted to Mr. Woods and Dr. Norman, who are members of the Board of Directors of The Cancer Therapy and Research Center of South Texas ("CTRC"). CTRC Research Foundation ("CTRC Research") is a wholly-owned subsidiary of CTRC, and Mr. Woods and Dr. Norman have agreed to donate economic gain from these options to CTRC.

(5) Represents shares held by various funds managed by Advent International, which exercises sole voting and investment power with respect to the shares held by the funds.

(6) Includes 23,513 shares of Common Stock issuable upon exercise of warrants.

(7) Includes 28,546 shares of Common Stock issuable upon exercise of options.

(8)      Includes 1,000 shares of Common Stock held by Dr. Von Hoff's spouse.

(9) Includes 18,155 shares of Common Stock issuable upon exercise of options.

(10) Does not include 2,282,127 shares beneficially owned by CTRC Research. See Footnote (4).

(11) Includes 3,274 shares of Common Stock issuable upon exercise of warrants.

(12) Excludes 64,129 shares of Common Stock issuable upon exercise of warrants to Boston Capital Ventures III, Limited Partnership ("BCV"). Does not include 77,418 shares beneficially owned by BCV. Mr. Callow, a general partner of the general partner of BCV, may be deemed to be a beneficial owner of the shares of Common Stock beneficially owned by BCV. Mr. Callow disclaims beneficial ownership of such shares.

(13) Includes 1,081 shares of Common Stock issuable upon exercise of warrants, 18,155 shares of Common Stock issuable upon exercise of options, 500 shares held in Mr. Callow's IRA and 1,000 shares jointly held by Mr. Callow and his spouse. Mr. Callow has assigned his economic interest in the 18,155 shares of Common Stock issuable upon exercise of options to BCV.

(14) Excludes 1,256 shares held by trusts for the benefit of minor children of Mr. Callow. Mr. Callow may be deemed to be the beneficial owner of such shares. Mr. Callow disclaims beneficial ownership of such shares.

(15) Does not include 1,000 shares of Common Stock beneficially owned by CAP/Hambro, L.P. Mr. Cassis, a principal of CAP/Hambro L.P., may be deemed to be a beneficial owner of the shares of Common Stock beneficially owned by CAP/Hambro L.P. Mr. Cassis disclaims any such beneficial ownership.

(16) Includes 1,159 shares of Common Stock issuable upon exercise of warrants.

(17)     Includes 1,000 shares of Common Stock held by Dr. Norman's spouse.

(18) Represents 23,408 shares of Common Stock issuable upon exercise of options.

(19) Includes 22,250 shares of Common Stock issuable upon exercise of options.

(20) Does not include 1,431,176 shares of Common Stock and warrants to purchase 23,513 shares of Common Stock beneficially owned by entities under the control of Advent International Corporation ("Advent"). Dr. Fisherman is a Vice President of Advent and may be deemed to be the beneficial owner of such shares. Dr. Fisherman disclaims beneficial ownership of such shares.

(21)     Represents shares of Common Stock issuable upon exercise of options.

(22) Includes 229,399 shares of Common Stock issuable upon exercise of options and 5,514 shares of Common Stock issuable upon exercise of warrants.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 40,000,000 SHARES TO 100,000,000 SHARES

         On March 30, 2000, the Board of Directors adopted a resolution declaring it advisable to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company has the authority to issue from 40,000,000 shares to 100,000,000 shares (the "Certificate Amendment"). The Board of Directors further directed that the Certificate Amendment be submitted for consideration by stockholders at the Company's Annual Meeting. In the event the Certificate Amendment is approved by stockholders, the Company will thereafter amend its Amended and Restated Certificate of Incorporation with the Delaware State Secretary of State with a filing reflecting such Certificate Amendment, which will become effective at the close of business on the date such filing is accepted by the Secretary of State.

         In the event stockholders approve the Certificate Amendment, the Company will be authorized to amend Article Fourth of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 40,000,000 to 100,000,000.

         As amended, the text of the first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation would read in its entirety as follows:

                   "FOURTH. A. AUTHORIZED CAPITAL STOCK. The total number of shares which the Company shall have the authority to issue shall be 120,000,000 shares, of which 100,000,000 shares shall be common stock, $.01 par value (the "Common Stock"), and 20,000,000 shares shall be preferred stock, $.01 par value (the "Preferred Stock")."

         As of March 24, 2000 there were 24,821,468 shares of issued and outstanding Common Stock. Of the 15,178,532 authorized but unissued shares, a total of 4,940,242 shares were reserved for issuance under Company option and other benefit plans for employees and directors, pursuant to warrants to purchase Common Stock granted by the Company, upon the conversion of preferred stock of a subsidiary of the Company, or upon the achievement of certain milestones in connection with the Company's acquisition of Convergence Pharmaceuticals, Inc. The remaining 10,238,290 shares were unreserved. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.

         The Board believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available for issuance to meet the Company's future business needs as they arise. The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the Amendment. The Board believes the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of other proper corporate purposes as the Board may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or the rules of any national securities exchange or quotation system on which the shares of the Company's Common Stock are then listed. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions, effecting a stock split and other bona fide corporate purposes. Were these situations to arise, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company.

         Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the current proposal to amend the Certificate to increase the number of authorized shares of Common Stock is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

         Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve this Proposal 1. With respect to the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,000,000 to 100,000,000 shares, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 40,000,000 to 100,000,000 shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 100,000,000



PROPOSAL 2: RATIFICATION OF THE ADOPTION OF THE COMPANY'S EMPLOYEE STOCK
            PURCHASE PLAN.

         In March 2000, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval of the Company's shareholders.

         The Purchase Plan is intended to advance the best interests of the Company, its subsidiaries and its shareholders by developing a stronger incentive for employees to work for the continued success of the Company by allowing eligible employees to purchase shares of Common Stock periodically through their accumulated payroll deductions during Offering Periods (as defined in the Purchase Plan) under the Purchase Plan. There are approximately 270 employees of the Company and its subsidiaries eligible to participate in the Purchase Plan.

                 DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

         A complete copy of the Purchase Plan is attached hereto as Exhibit A. The following summary description of the Purchase Plan is qualified in its entirety by reference to Exhibit A, which is incorporated herein by reference as if fully set forth herein. Capitalized terms used in this description but not otherwise defined shall have meanings ascribed to them in the Purchase Plan.

ADMINISTRATION

         The Purchase Plan is administered by a committee (the "Committee") appointed by the Board of Directors which consists solely of two or more non-employee directors of the Company who are disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have broad authority to interpret and administer the Purchase Plan.

SECURITIES SUBJECT TO THE PURCHASE PLAN

         Initially, 250,000 shares of Common Stock will be available for issuance under the Purchase Plan. In addition, in the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares of Common Stock, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Common Stock, or the shares of Common Stock shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Common Stock authorized to be committed to the Purchase Plan, the number of shares of Common Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Committee. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (a) acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

ELIGIBILITY

         Each employee of the Company and its Affiliates will be eligible to participate in the Purchase Plan for a given Offering Period. However, no employee will be granted a purchase right under the Purchase Plan (a) if, immediately after the grant, such employee would be a Five Percent Owner, or (b) which permits such employee to purchase, in any calendar year in which the purchase right is outstanding, more than $25,000 worth of Common Stock under all employee stock purchase plans, as defined in Section 423 of the Internal Revenue Code, based on the fair market value of the shares of Common Stock at the time such purchase right is granted. The "fair market value" per share of Common Stock on any particular date under the Purchase Plan will be deemed to be equal to the average of the high and low sale prices of shares of Common Stock on the principal securities exchange on which the shares of Common Stock are listed.

OFFERING PERIODS AND PURCHASE RIGHTS

         The Offering Period means the twenty-four-month period during which an Option granted pursuant to the Plan may be exercised. The first Offering Period will begin on June 1, 2000. All subsequent Offering Periods will commence on the first Trading Day on or after January 1 and July 1 of each year and shall end on the last Trading Day on or before the end of the twenty-four-month period, unless the Committee specifies another Offering Period (not to exceed 27 months).

         On the first day of each Offering Period, each eligible employee who elects to participate in the Purchase Plan with respect to that Offering Period will be granted a purchase right to acquire shares of Common Stock through payroll deductions made during that Offering Period. The purchase date of shares purchased in connection with each Offering Period will occur on each Exercise Date with respect to such Offering Period (every six months within the Offering Period [the "Purchase Period"]), and all payroll deductions collected from the participant for the Purchase Period ending on such date will automatically be applied to the purchase of the number of full shares of Common Stock which the participant's payroll deduction will purchase at the offering price applicable to that Offering Period.

OFFERING PRICE

         The price per share of the Common Stock acquired in connection with any Offering Period shall be the lesser of 85% or the Fair Market Value of a share of Common Stock on the Exercise Date or Grant Date.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

         Each participant may authorize periodic payroll deductions in an amount not to exceed fifteen percent (15%) of such participant's compensation for each pay period during an Offering Period. A participant's "compensation" is the amount required to be reported as wages on the participant's Form W-2, including such additional amounts which are not includable in gross income by reasons of Sections 125, 402(e) or 402(h)(1)(B) of the Code, and excluding any expense allowances, income from the exercise of non-qualified stock options, income from disqualified dispositions of incentive stock options, fringe benefits, moving expenses, deferred compensation or welfare benefits. On each Exercise Date, the accumulated payroll deductions of each participant will automatically be applied to the purchase of shares of Common Stock at the price in effect for that Offering Period.

         A participant may elect to reduce or increase future payroll deductions. The effective date of any such increase or reduction will be the first day of the next Offering Period following the Company's timely receipt of the amended payroll deduction form.

         Each participant's purchase right will be deemed to have been exercised automatically on the applicable Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the time will purchase at the applicable offering price.

         Fractional shares of Common Stock will not be issued under the Purchase Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares, unless refunded as described below, will be held for the purchase of Common Stock in the next following Offering Period, without interest.

TERMINATION OF PARTICIPATION/WITHDRAWAL

         A participant may withdraw all or a portion of the funds and Common Stock then credited to such participant's plan account from the Purchase Plan at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Committee from time to time, by giving written notice in accordance with rules established by the Committee. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering Period or thereafter, unless and until such participant elects to resume participation. Such participant's payroll deductions accumulated prior to processing of such notice to stop participation shall be refunded (without interest) to such participant as soon as reasonably practicable. Any election by a participant to withdraw all of a portion of such participant's cash balance under the Purchase Plan terminates such participant's right to purchase on the Exercise Date and such participant's entitlement to elect any further payroll deductions for the then current Offering Period.

         A participant's withdrawal from any Offering Period will not have any effect upon such participant's eligibility to participate in an succeeding Offering Period.

         A participant's participation in the Purchase Plan will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have accumulated prior to such cessation of employment or loss of eligibility, if any, will be refunded to such participant (or such participant's designated beneficiary, in the event of such participant's death) and will not be applied to the purchase of Common Stock.

SHAREHOLDER RIGHTS

         No participant will have any rights as a shareholder of the Company by reason of participation in the Purchase Plan until he or she acquires shares of Common Stock as provided in the Purchase Plan.

TRANSFERABILITY

         Purchase rights under the Purchase Plan may not be transferred by the participant other than by will or the laws of descent and distribution, and must be exercisable, during the participant's lifetime, only by the participant. In the event of any such attempted transfer, any purchase right under the Purchase Plan held by the participant shall be terminated by the Company and, upon return to the participant of the remaining funds in his or her payroll deduction account, all of such participant's rights under the Purchase Plan will terminate.

AMENDMENT AND TERMINATION

         The Board of Directors reserves the right to modify, alter or amend the Purchase Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Purchase Plan with
Section 423 of the Code. The Board of Directors may suspend the operation of the Purchase Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his behalf under the Purchase Plan nor to affect the current Option a Participant already has outstanding under the Purchase Plan without the Participant's agreement. Any amendment changing the aggregate number of shares to be committed to the Purchase Plan, the class of employees eligible to receive Options under the Purchase Plan or the description of the group of corporations eligible to adopt the Purchase Plan must have shareholder approval as set forth in Section 1.4 of the Purchase Plan.

FEDERAL TAX CONSEQUENCES

         It is the intention of the Company to have the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Therefore, the provisions of the Purchase Plan are to be construed to govern participation in a manner consistent with the requirements of Section 423 of the Code.

NEW PLAN BENEFITS

         Because the benefits under the Purchase Plan will depend on employees' elections to participate and the fair market value of shares of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by shareholders. Non-employee directors are not eligible to participate in the Purchase Plan.

CERTAIN CONSIDERATIONS

         Shareholders should note that certain disadvantages may result from the adoption of the Purchase Plan, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

         Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock, present in person or by proxy at the meeting, provided that the total number of shares present at the meeting constitute a quorum, is required to approve this Proposal 2. With respect to the proposal to ratify the adoption of the Purchase Plan, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to ratify the adoption of the Purchase Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE
                 ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.



PROPOSAL 3: RATIFICATION OF THE ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK
            COMPENSATION PLAN.

GENERAL

         At the meeting, the shareholders of the Company will be asked to vote on a proposal to approve the 2000 Employee Stock Compensation Plan (the "Plan"). In March 2000, the Board of Directors approved the Plan and has directed that the same be presented to the shareholders for their approval. Approval of the Plan requires the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock, present in person or by proxy at the meeting.

REASONS FOR THE EMPLOYEE STOCK COMPENSATION PLAN

         The Board of Directors believes that it is in the best interest of the Company to encourage ownership of the Company's stock by its employees and consultants. Providing an opportunity to hold an equity interest in the Company assists the Company in attracting and retaining key management and consulting personnel, which is critical to the Company's long-term success. The Company anticipates that the number of shares of Common Stock available for incentive stock options under its 1995 Stock Options Plan will be depleted during 2000, and the Board of Directors of the Company has determined that, to continue to provide performance-based incentive to the Company's management and key employees, it is in the best interest of the Company to adopt the Plan.

CERTAIN CONSIDERATIONS

         Shareholders should note that certain disadvantages may result from the adoption of the Plan, including a reduction in their interest of the Company with respect to earnings per share, voting, liquidation value and book and market value per share if options to acquire shares of Common Stock are granted and subsequently exercised.

                               DESCRIPTION OF PLAN

         A complete copy of the Plan is attached hereto as Exhibit B. The following summary description of the Plan is qualified in its entirety by reference to Exhibit B, which is incorporated herein by reference as if fully set forth herein. Capitalized terms used in this description but not otherwise defined shall have the meanings ascribed to them in the Plan.

SUMMARY OF THE PLAN

         The Plan authorizes a committee of the Board of Directors to issue options intended to qualify as incentive stock options ("ISOs"), as defined in
Section 422 of the Code, stock options that are not intended to conform to the requirements of Section 422 of the Code ("Non-ISOs"), and restricted stock awards. Under the terms of the Plan, the exercise price of each ISO cannot be less than 100% of the fair market value of the Common Stock at the time of grant, and, in the case of a grant to a 10% shareholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO may be more or less than 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Plan may not be exercised after the tenth anniversary (or the fifth anniversary in the case of an option granted to a 10% shareholder) of their grant. Payments by option holders upon exercise of an option may be made by delivering cash or pursuant to a "cashless" exercise.

         The Plan currently authorizes: (i) options to acquire up to an aggregate of 3,000,000 shares of Common Stock to be granted; (ii) restricted stock awards up to an aggregate of 3,000,000 shares of Common Stock; (iii) grants of ISOs to eligible employees and grants of Non-ISOs to any individual with substantial responsibility for the Company's management and growth, as determined by a committee of the Board of Directors; (iv) adjustments to the number, class and per share price of shares outstanding pursuant to granted options or restricted stock awards and reserved under the Plan in the event of a capital adjustment; and (v) grants of options in substitution for options held by employees of other corporations who are about to become Company employees or whose employer is about to become a parent or subsidiary of the Company. Upon a
(i) merger (other than for purposes of reincorporation), consolidation or other reorganization, (ii) sale, lease or exchange of substantially all the Company's assets to any person or entity (other than a wholly-owned subsidiary) or (iii) dissolution or liquidation of the Company, the Committee in its sole and absolute discretion shall make any adjustments to outstanding awards as it deems appropriate, including (a) acceleration of the exercise date, (b) a mandatory surrender of all outstanding awards in exchange for a specified cash payment,
(c) requiring the party to the transactions resulting in such corporate changes to assume outstanding awards and (d) providing for a participant to receive shares to which he would have been entitled prior to such merger or other corporate change. The Company currently has approximately 270 full-time employees, including ten executive officers, each of whom may be eligible to receive grants under the Plan. Other persons with substantial responsibility for the Company's management and growth may be eligible to receive grants under the Plan at the discretion of a committee of the Board of Directors.

RESTRICTED STOCK AWARDS

         The Committee may award "restricted" shares of Common Stock under the Plan. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including the right to receive dividends and the right to vote the shares of restricted stock. The Committee may, in its sole discretion, determine the amount of, the vesting and the transferability restrictions applicable to any restricted stock award. Recipients of restricted stock are required to enter into a restricted stock award agreement with the Company which states the restrictions to which the shares are subject.

FEDERAL TAX CONSEQUENCES

         Options granted under the Plan may be either ISOs which satisfy the requirements of Section 422 of the Code or Non-ISOs that are not intended to meet these requirements. The federal income tax treatment for the two types of options differs as follows.

         ISOs. In general, no tax consequences should result from the grant to or exercise by an employee of an ISO under the Plan. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

         For federal tax purposes, dispositions are either qualifying or disqualifying. An optionee makes a qualifying disposition of the purchased shares if he sells or otherwise disposes of the shares after holding them for more than two years after the date the option was granted and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition, a disqualifying disposition will result.

         Upon a qualifying disposition of the shares, the optionee will recognize capital gain (short-term or long-term as applicable) in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, the excess of (x) the fair market value of those shares on the date the option was exercised over
(y) the exercise price paid for the shares generally will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain. If, however, the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized, the amount of ordinary income realized by the optionee cannot exceed the amount realized on the sale or exchange over the exercise price paid for the shares.

         If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which the disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         Non-ISOs. No taxable income is recognized by an optionee upon the grant of a Non-ISO. The optionee will generally recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares. The Company is entitled to a deduction in the same amount as the income recognized by the optionee.

         Restricted Stock Awards. Restricted Stock Awards granted under the Plan and paid in Common Stock will constitute ordinary income to the recipient, and a deductible expense to the Company, in the year paid, if the stock is not subject to forfeiture restrictions, or in the year in which any such restrictions lapse, unless the participant elects to recognize income in the year the award is made by making a timely election under Section 83(b) of the Code. Participants must receive written approval of the Committee prior to making a Section 83 election. Unless a Section 83 election is made, the amount of the grantee's taxable income and the Company's corresponding deduction in connection with a Restricted Stock Award that is restricted will be equal to the fair market value of the stock on the date the restrictions lapse.

AMENDMENT AND TERMINATION

         The Board of Directors reserves the right to amend, terminate or suspend the Plan at any time, in its sole and absolute discretion.

         Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock, present in person or by proxy at the meeting, provided that the total number of shares present at the meeting constitute a quorum, is required to approve this Proposal 3. With respect to the proposal to ratify the adoption of the Plan, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to ratify the adoption of the Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2000
                       EMPLOYEE STOCK COMPENSATION PLAN.


PROPOSAL 4: ELECTION OF DIRECTORS

         Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.
                                   NOMINEES
                                   --------

NAME                          AGE     POSITION                              DIRECTOR SINCE
----                          ---     --------                              --------------

Richard L. Love                56     President, Chief Executive Officer         1993
                                      and Director

Gary V. Woods                  56     Chairman of the Board                      1993

Glenn C. Rice, Ph.D.           43     Vice President, Research and               1999
                                      Director

Joseph S. Bailes, M.D.         43     Director                                   1997

John L. Cassis                 51     Director                                   1995

Jason S. Fisherman, M.D.       43     Director                                   1995

Ruskin C. Norman, M.D.         81     Director                                   1993

Daniel D. Von Hoff, M.D.       52     Director and Co-Chairman of                1994
                                      Scientific Advisory Board

         Biographical information on these directors is set forth below under "Further Information--Board of Directors and Executive Officers." In connection with the acquisition of Convergence Pharmaceuticals, Inc. in July 1999, Dr. Rice was elected as a director of the Company. In connection with the strategic collaboration with Physician Reliance Network, Inc., now US Oncology, Inc., in July 1997, Dr. Bailes was elected as a director of the Company.

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Board of Directors has established four standing committees:
Audit, Compensation, Stock Option and Relationship Oversight.

         The Audit Committee recommends the selection of and confers with the Company's independent public accountants regarding the scope and adequacy of annual audits, reviews reports from the independent public accountants and meets with the independent public accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of three non-employee directors: John L. Cassis, Ruskin C. Norman, M.D., and Jason S. Fisherman, M.D.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and makes recommendations to the Stock Option Committee regarding stock option grants under the Stock Option Plan. The Compensation Committee consists of three non-employee directors, Gary V. Woods, A. Dana Callow, Jr. and John L. Cassis, and one employee director, Richard L. Love. Mr. Love does not participate in decisions with respect to his own compensation.

         The Stock Option Committee reviews recommendations from the Compensation Committee with respect to option grants to employees and consultants of the Company, and makes grants under and administers the Stock Option Plan. The Stock Option Committee consists of three non-employee directors, Gary V. Woods, A. Dana Callow, Jr. and John L. Cassis.

         The Relationship Oversight Committee is comprised of Richard L. Love and Dr. Jason S. Fisherman and reviews relationships between the Company's directors, executive officers and members of its Scientific Advisory Board and third parties to ensure such relationships are in the best interest of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1999, the Board of Directors met six (6) times, the Compensation Committee met one (1) time, the Audit Committee met one (1) time, the Stock Option Committee met three (3) times, and the Relationship Oversight committee did not meet. With the exception of Joseph S. Bailes, M.D. and A. Dana Callow, Jr., each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Each non-employee director receives a fee of $1,000 for each board meeting and committee meeting attended, if such committee meeting is held on a different day than a Board of Director's meeting. In each case, the members of the Board of Directors are reimbursed for their travel expenses to and from the meetings. The members of the Board of Directors do not receive a fee for telephonic meetings. In addition, each non-employee director is eligible to receive option grants under the Company's Non-Employee Director Stock Option Plan (NEDSOP). Upon their initial election to the Board, each non-employee director receives an option grant of 17,128 shares of Common Stock which vests in monthly increments over a four-year period. Additional option grants under the NEDSOP are made at the discretion of the Board of Directors.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS


PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 2000. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements since the Company commenced operations in 1994 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors and the Audit Committee may reconsider the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         Under the Delaware General Corporation Law, assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY
    THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC
ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000


                               FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information with respect to each director and executive officer of the Company as of March 24, 2000. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

                  NAME                                 AGE                           POSITION
-------------------------------------------------      ---    ---------------------------------------------------
Richard L. Love(1)(2)............................      56     President, Chief Executive Officer and Director
Michael T. Dwyer.................................      54     Senior Vice President, Administration, ILEX
                                                              Oncology, Inc.; President and Chief Operating
                                                              Officer, ILEX Oncology Services, Inc.
Deirdre K. Tessman, Ph.D.........................      55     Senior Vice President, European Operations, ILEX
                                                              Oncology, Inc.
Timothy J. Williamson............................      56     Senior Vice President, Marketing and Business
                                                              Development, ILEX Products, Inc.
Pedro Santabarbara, M.D., Ph.D...................      47     Vice President, Medical Affairs, ILEX Products,
                                                              Inc.
Terrence A. Rugg, MBChB, FFRad (T)(SA)...........      40     Vice President, Medical Affairs, ILEX Oncology
                                                              Services, Inc.
Glenn C. Rice, Ph.D..............................      43     Vice President, Research and Director
Albert A. Jecminek...............................      57     Vice President of Business Development and
                                                              Intellectual Property Counsel
Gregory L. Weaver................................      44     Vice President and Chief Financial Officer
Ronald G. Tefteller..............................      53     Vice President and General Counsel
Gary V. Woods(1)(3)..............................      56     Chairman of the Board
Joseph S. Bailes, M.D............................      43     Director
A. Dana Callow, Jr.(1)(3)........................      48     Director
John L. Cassis(1)(3)(4)..........................      51     Director
Jason S. Fisherman, M.D.(2)(4)...................      43     Director
Ruskin C. Norman, M.D.(4)........................      81     Director
Daniel D. Von Hoff, M.D..........................      52     Director and Co-Chairman of Scientific Advisory
                                                              Board

----------

(1)  Member of the Compensation Committee

(2)  Member of the Relationship Oversight Committee

(3)  Member of Stock Option Committee

(4)  Member of the Audit Committee

         RICHARD L. LOVE has served as President, Chief Executive Officer and a Director of ILEX since we began operations in October 1994. Mr. Love has more than 32 years of industry experience with more than 19 years in the biosciences industry. Prior to forming ILEX, Mr. Love was Chief Operating Officer of CTRC Research from April 1991 to September 1994. From 1983 through 1991, Mr. Love served as CEO of Triton Biosciences Inc., a subsidiary of Shell Oil Company, and led the sale of Triton to Berlex Laboratories, Inc., a subsidiary of Schering. Mr. Love earned his B.S. and M.S. in Chemical Engineering from Virginia Polytechnic Institute.

         MICHAEL T. DWYER has served as President and Chief Operating Officer of ILEX Services since March 1999, and as Vice President and Chief Financial Officer of ILEX since joining the Company in May 1998. Prior to that, he served as Senior Vice President and Chief Operating Officer of CerebroVascular Advances, Inc. (CVA), a San Antonio-based contract research organization, from December 1993 to April 1998. CVA was acquired by Quintiles Transnational Corporation in July 1997. Mr. Dwyer is a Certified Public Accountant and spent 16 years with Arthur Andersen LLP as a partner before joining CVA Mr. Dwyer holds a B.B.A. in accounting from Angelo State University.

         DEIRDRE K. TESSMAN, PH.D., has served as Senior Vice President, European Operations of ILEX since December 1997, and has served as Managing Director of ILEX Services, Limited, a wholly-owned subsidiary of ILEX Services based in the United Kingdom, since its formation in June 1999. From October 1994 to December 1997, she served as Vice President, Drug Development of ILEX. From January 1991 to October 1994, Dr. Tessman served as Director, Worldwide Pharmaceutical Projects for Schering AG, and from 1987 to 1991 as Director of Pharmaceutical Project Development at Triton Biosciences Inc. Dr. Tessman has also served as Director of Clinical Research at Roskon Research Corporation, as Manager of Clinical Research at Medco Research, Inc. and as a Scientist with Warner-Lambert/Parke Davis. Dr. Tessman earned her B.S. from Marygrove College, her M.B.A. from the University of Michigan and her Ph.D. from California Coast University.

         TIMOTHY J. WILLIAMSON has served as Senior Vice President, Marketing and Business Development of ILEX Products since its formation in August 1997. Prior to that, he held the same position with ILEX beginning in October 1994. From April 1990 through October 1994, Mr. Williamson served as Vice President for Marketing and Sales with Boehringer Mannheim Pharmaceutical Corporation. Prior to joining Boehringer, Mr. Williamson served as Regional Sales Director at Genentech, Inc. and held various positions with Merck Sharp & Dohme, the U.S. pharmaceutical division of Merck & Co. Inc. Mr. Williamson holds his B.A. from the University of Texas.

         PEDRO SANTABARBARA, M.D., PH.D., has served as Vice President, Medical Affairs for ILEX Products since its formation in August 1997, and served ILEX in the same capacity beginning in August 1996. He was Director of Clinical Research Oncology for Rhone-Poulenc Rorer Pharmaceuticals in North America from August 1994 to August 1996, and served in the medical oncology department at Bristol-Myers Squibb Company in domestic and international positions from February 1988 to August 1994. Dr. Santabarbara earned his M.D. and Ph.D. degrees from the University of Barcelona, where he specialized in Internal Medicine and Medical Oncology.

         TERRY A. RUGG, MB.CH.B, MMED, FFRAD(T)(SA), joined ILEX Services in January 1999 as Vice President, Medical Affairs. Prior to joining ILEX, Dr. Rugg was with British Biotech, Inc. in Annapolis, Maryland from May 1996 to December 1998. Previously, with Zeneca Pharmaceuticals in England, he was employed as a medical advisor for the Tomudex oncology program from June 1995 to May 1996. He was with Eli Lilly from September 1990 to May 1995. Dr. Rugg earned a doctorate degree from the University of Rhodesia, now Zimbabwe, and is a Licentiate of the Royal Colleges of Medicine and Surgery, Edinburgh and Glasgow. He also has specialist qualifications with a Master of Medicine in clinical oncology and radiotherapy from the University of Natal and completed a fellowship in Therapeutic Radiology at the College of Medicine of South Africa.

         GLENN C. RICE, PH.D., has been Vice President of Research and a Director of ILEX since July 1999. He was President of Convergence Pharmaceuticals, Inc. from February 1999 until its acquisition by ILEX in July 1999. Dr. Rice served as Vice President of Research of Cytokine Networks, Inc., a company he helped found, from its inception in 1996 through 1999. Previously, he was a Corporate Officer and Strategic Technical Director for Cell Therapeutics, Inc. from 1992 to 1995 and Director of the Genentech Cell Analysis Laboratory from 1987 to 1992.

         ALBERT A. JECMINEK joined ILEX in August of 1999 as Vice President of Business Development and Intellectual Property Counsel. Before joining ILEX, he served as General Counsel for Catalytica, Inc. from July 1992 to August 1999. From June 1983 through the end of 1991, Mr. Jecminek was Chief Patent Counsel and Vice President of Patents and Licensing with Triton Biosciences, Inc. Prior to that time, Mr. Jecminek was employed by Shell Oil Company in various positions including over 15 years in the Patents and Licensing Division, where he held positions of Patent Agent, Patent Attorney, and Senior Patent Attorney. Mr. Jecminek earned his B.S. in Chemistry from Colorado State University and his J.D. (magna cum laude) from the Bates College of Law, University of Houston.

         GREGORY L. WEAVER has served as Vice President and Chief Financial Officer since January 2000, and as Senior Director, Finance and Administration from March 1999 to January 2000. From April 1996 to February 1999, Mr. Weaver was Vice President and Chief Financial Officer of Prism Technologies. From June 1991 to March 1996, he was a division Chief Financial Officer of one of the Fidelity Capital companies in Massachusetts. Prior to that time, he was with Harte-Hanks Communications, Inc. for four years and with Arthur Andersen LLP for four years. He received his B.B.A. in 1983 from Trinity University and earned his MBA from Boston College in 1992 and is a Certified Public Accountant.

         RONALD G. TEFTELLER has served as Vice President and General Counsel since January 2000, and as Senior Director of Corporate Development and General Counsel since joining ILEX in April 1999. From 1991 to 1999, Mr. Tefteller served as Legal Counsel and consultant to the Methodist Healthcare System. Previously, he spent 10 years at Sage Energy Company as Vice President. He received a B.S. from Texas A&M University in 1970 and a J.D. from The University of Texas School of Law in 1975 after service in the United States Air Force. He also completed the Harvard Graduate School of Business Program for Management Development in 1989.

         GARY V. WOODS has served as a Director of ILEX since our formation in December 1993 and was elected Chairman of the Board in October 1994. Since 1979, Mr. Woods has been employed as President of McCombs Enterprises, Inc., an organization which invests in automobile dealerships, oil and gas ventures, real estate and broadcasting. He currently serves on the Board of Directors of several organizations, including CTRC, and is Chairman of the Board of Trustees of CTRC Research. Mr. Woods previously served as a director of Titan Holdings, Inc. and the Greater San Antonio Chamber of Commerce. He also served as President of the San Antonio Spurs of the National Basketball Association from 1988 to 1993. Mr. Woods has been the President of the Minnesota Vikings of the National Football League since August 1998. Mr. Woods received his B.B.A. from Southwest Texas State University and his M.B.A. from Southern Methodist University and is a Certified Public Accountant.

         JOSEPH S. BAILES, M.D., has served as a Director of ILEX since August 1997. He has been Executive Vice President, Clinical Affairs for US Oncology, Inc. since it was formed in June 1999 through the merger of American Oncology Resources, Inc. and Physician Reliance Network, Inc. (PRN). Dr. Bailes served as Executive Vice President and National Medical Director of PRN since its formation in 1993. Since 1986 he has been employed as an oncologist by Texas Oncology, P.A. A board certified oncologist, Dr. Bailes received his medical degree from The University of Texas Southwestern Medical School in Dallas. He currently is the President of the American Society of Clinical Oncology. Dr. Bailes serves as an advisory director of Texas Regional Bancshares.

         A. DANA CALLOW, JR. has been a Director of ILEX since October 1995. Since January 1997, he has been Managing General Partner of Boston Millennia Partners. Mr. Callow is also a General Partner of Boston Capital Ventures, which he co-founded in 1982. Prior to that, he was a management consultant for Braxton Associates, Inc. He is or has been a director of many companies, including PAREXEL International, Inc., Medical Management of New England, Inc., Tektagen, Inc., and Brand Direct Marketing Corporation. Mr. Callow received his A.B. from Tufts University and his M.B.A. from The Amos Tuck School at Dartmouth College. Mr. Callow is not standing for re-election as a director.

         JOHN L. CASSIS has been a Director of ILEX since September 1995. Mr. Cassis is a partner with Cross-Atlantic Partners, Inc., formerly Hambro Health International, which he joined in 1994. Prior to that, he was a Director of Salomon Brothers Inc., where he co-founded Salomon Brothers Venture Capital in 1986 and headed it from 1990 to 1994. From 1981 to 1986, Mr. Cassis was CEO of Tower Hall, Inc., a private merchant bank. From 1976 to 1981, he was a Managing Director of Ardshiel Associates, Inc. (currently Ardshiel Inc.), a merchant bank. In 1972, Mr. Cassis was employed by Johnson & Johnson where he founded the Johnson & Johnson Development Corporation, that firm's venture capital arm, and was its Manager of Acquisitions. Mr. Cassis is currently on the Board of Directors of The Codman Group and National Healthcare Networks, and is Chairman of the Board of Directors of IMPATH Inc. and Dome Imaging Systems, Inc. Mr. Cassis received his A.B. and M.B.A. from Harvard University.

         JASON S. FISHERMAN, M.D., has been a Director of ILEX since September 1995. Dr. Fisherman is currently a Partner at Advent International, one of the world's largest private equity investment firms. Prior to joining Advent, Dr. Fisherman served as Senior Director of Medical Research for Enzon, Inc. from 1991 to 1994. Between 1989 and 1992, he managed clinical development of a number of anticancer drugs at the NCI. Dr. Fisherman is currently a director of several private health care companies. Dr. Fisherman received his B.A. in Molecular Biophysics and Biochemistry from Yale, his M.D. from the University of Pennsylvania, and his M.B.A. from Wharton. He is board-certified in internal medicine and medical oncology.

         RUSKIN C. NORMAN, M.D., has been a Director of ILEX since our formation in December 1993. Dr. Norman is a past member (Senior Partner) of Radiology Physician Associates, as well as a previous President of St. Luke's Lutheran Hospital in San Antonio. In 1978, he served as Chairman of the National Medical Advisory Committee of the American Health Care Association. Dr. Norman is currently a director of several companies, including CTRC and Compass Bank-San Antonio. Dr. Norman received his B.S. in Pharmacy from the St. Louis College of Pharmacy and his M.D. from the Northwestern University Medical School.

         DANIEL D. VON HOFF, M.D., has served as Co-Chairman of the Scientific Advisory Board and a Director of ILEX since we began operations in October 1994. Dr. Von Hoff was named Director of the Arizona Cancer Center in August 1999 and Professor of Medicine at the University of Arizona Health Sciences Center in Tucson. Prior to that, he served as the Director of the IDD since 1989, Chief Executive Officer of CTRC Research since 1995, and a Clinical Professor of Medicine at the UTHSCSA since 1995. He is currently the President of the American Association for Cancer Research and is the Co-Director of Research for US Oncology, Inc. He is widely regarded as one of the world's most experienced developers of new anticancer agents. Dr. Von Hoff has served on the FDA's Oncology Drug Advisory Committee (ODAC) and was a member of the Board of Directors of the American Society of Clinical Oncology. He is the recipient of numerous awards and honors including the K. Bagshawe Honorary Lecture for the British Association for Cancer Research, the EORTC Michel Clavel Lectureship and the Therapeutic Frontiers Lecture Award from the American College of Clinical Pharmacy. He is a Fellow of the American Association for the Advancement of Science and is a recipient of both the Outstanding Professor Award and the Presidential Teaching Award from UTHSCSA. Dr. Von Hoff received his B.S. from Carroll College and his M.D. from Columbia College of Physicians and Surgeons.


SCIENTIFIC ADVISORY BOARD

         We have organized a Scientific Advisory Board which consists of recognized scientists with expertise in oncology. The members of the Scientific Advisory Board are appointed by our Board of Directors and review and comment upon our ongoing and proposed scientific projects. The Scientific Advisory Board also advises us on potential areas of clinical interest and provides scientific evaluations on products under development. The Scientific Advisory Board meets semi-annually and certain members meet in smaller groups or individually with ILEX as needed.

         All members of our Scientific Advisory Board have commitments to and/or consulting contracts with other organizations, including our competitors and potential competitors, that may limit their availability to us. With the exception of Dr. Von Hoff, none of these individuals is expected to devote more than a small portion of his or her time to ILEX. The following are the members of our Scientific Advisory Board:

         For a biography of DANIEL D. VON HOFF, M.D., Co-Chairman of our Scientific Advisory Board, see "Board of Directors and Executive Officers."

         CHARLES A. COLTMAN, JR., M.D., has served as Co-Chairman of ILEX's Scientific Advisory Board since November 1994. Dr. Coltman is Professor of Medicine at the UTHSCSA, the Director of the San Antonio Cancer Institute, President and CEO of CTRC and Chairman of the Southwest Oncology Group. He has received numerous citations for his research in cancer control and the treatment of leukemia, lymphomas, and Hodgkin's disease. Dr. Coltman holds his M.D. from the University of Pittsburgh School of Medicine.

         DAVID SAMUEL ALBERTS, M.D., is a Professor of Medicine, Pharmacology and Public Health and Associate Dean for Research in the College of Medicine, Arizona Cancer Center, Tucson and has been Director of Cancer Prevention and Control at the Arizona Cancer Center since 1988. He served as Chairman of the Oncology Drug Advisory Committee to the FDA from 1982 to 1984 and is a member of the Scientific Advisory Board to Dr. Richard Klausner at the NCI. Dr. Alberts received his B.S. from Trinity College in 1962 and his M.D. from the University of Virginia in 1966.

         LAWRENCE H. EINHORN, M.D., has been associated with Indiana University since 1973 and currently holds the title of Distinguished Professor of Medicine. Dr. Einhorn has won numerous awards related to his cancer research, especially in testicular cancer, and is the recipient of a National Cancer Institute Outstanding Investigator Grant from 1985 through 1999. Dr. Einhorn received his M.D. degree from the State University of Iowa Medical School in 1967.

         THOMAS R. FLEMING, PH.D., is Chair of the Department of Biostatistics at the University of Washington and a member of the Fred Hutchinson Cancer Research Center in Seattle. He has been extensively involved in the design, conduct and analysis of clinical trials, most notably in AIDS and cancer research. His areas of special research interest include survival analysis and clinical trials methods with focus on the role of surrogate markers and data safety and monitoring boards. Dr. Fleming is the author of the Fleming Two-Stage Design, an innovative clinical trial design used extensively in cancer research to reduce the costs and time needed to evaluate experimental compounds. He received his B.A. in mathematics from the College of St. Thomas and holds an M.A. and his Ph.D. in statistics, both from the University of Maryland.

         MARK R. GREEN, M.D., is the Gilbreth Professor of Clinical Oncology, Chief of Hematology Oncology and Director of the Hollings Cancer Center at the Medical University of South Carolina in Charleston, South Carolina. Between 1985 and 1990, he served as the Director of the University of California San Diego Cancer Center (UCSD), an NCI-designated Clinical Cancer Center, and, in 1992, Dr. Green was appointed the first Edwin and Evelyn Tasch Professor in Cancer Research at UCSD. He held that position until moving to the Medical University of South Carolina as Director of the Hollings Cancer Center in August 1996. Dr. Green's research interests are in clinical investigation with a focus in lung cancer. He attended Harvard College and Harvard Medical School, receiving his B.A. degree in 1966, and his M.D. in 1970.

         WAUN KI HONG, M.D., is an American Cancer Society Clinical Research Professor, and Professor of Medicine and Chairman of the Department of Thoracic/Head and Neck Medical Oncology at M.D. Anderson Cancer Center, where he also holds the Charles A. LeMaistre Distinguished Chair in Thoracic Oncology. He received his oncology training at Memorial Sloan-Kettering Cancer Center, and afterward served as Chief of Medical Oncology at the Boston V.A. Medical Center until joining M.D. Anderson in 1984. Dr. Hong is dedicated to translational research in the chemoprevention of both head and neck and lung cancer.

         RAGHU KALLURI, PH.D. is currently an Assistant Professor of Medicine at Harvard Medical School, Renal Division in the Department of Medicine at the Beth Israel Deaconess Medical Center. Dr. Kalluri is an expert in extracellular matrix and vascular basement membrane regulation of blood vessel cell growth and has cloned and characterized numerous novel anti-angiogenic factors. He holds a B.S. degree in genetics and psychology from Nizam College, Osmania University in India and a Ph.D. in biochemistry and molecular biology from the University of Kansas Medical Center, with post-doctoral training at the University of Pennsylvania.

         DONALD W. KUFE, M.D. is currently Professor of Medicine, Chief of Cancer Pharmacology and Deputy Director, Dana Farber Cancer Center, Harvard Medical School. Dr. Kufe is a world renowned expert in chemotherapy and is an advisor to numerous pharmaceutical and biotech companies, as well as being a founder of GenVec, Inc. Dr. Kufe has pioneered new target discovery in cancer therapy, recently focusing on DNA repair and stress activated signaling pathways and their roles in modulating chemotherapy and radiotherapy responses in resistant tumors. Dr. Kufe has also developed numerous immunotherapy approaches for cancer therapy. Dr. Kufe is also Director of the Harvard Phase I Clinical Oncology Group and directs many early stage clinical trials of novel agents. He earned an A.B. from Bowdoin College and his M.D. from the University of Rochester School of Medicine.

         ALEXANDRA M. LEVINE, M.D., joined the staff at the University of Southern California (USC) School of Medicine in 1977 and is currently a Professor of Medicine and Chief, Division of Hematology. She also is Medical Director of USC/Norris Cancer Hospital. Dr. Levine served as the Executive Associate Dean of the University of Southern California School of Medicine from 1985 to 1990. Dr. Levine's research interests include the hematologic malignancies. She began an active program in AIDS research in 1981, focused primarily on the cancers related to AIDS, and most recently on HIV disease in women. She worked with Dr. Jonas Salk from 1987 until his death in 1995 on a potential AIDS vaccine. Dr. Levine was appointed to the Presidential HIV/AIDS Advisory Council by President Clinton in June 1995, and currently serves as Chair of the Research Committee for the Presidential Council. Dr. Levine graduated from the University of California at Berkeley, and received her M.D. from the University of Southern California School of Medicine. She received training in Internal Medicine and Hematology at the University of Southern California School of Medicine, and in Oncology at Emory University.

         VIKAS P. SUKHATME, M.D., PH.D. is currently Professor of Medicine at Harvard Medical School, Chief of the Renal Division in the Department of Medicine at the Beth Israel Deaconess Medical Center and member of its Cancer Center. Dr. Sukhatme is a leader in the field of anti-angiogenesis as well as being an expert in gene regulation and signal transduction, including development of novel gene therapy techniques. Dr. Sukhatme is an advisor to numerous biotech and pharmaceutical companies and is an active clinician with clinical trial participation. He holds an S.B. and Ph.D. in physics from M.I.T. and earned an M.D., cum laude, from the Harvard Medical School and Harvard-M.I.T. Program in Health Sciences and Technology.

         JEFFREY M. TRENT, PH.D., serves as both the Scientific Director and the Chief of the Cancer Genetics Branch, National Human Genome Research Institute. Dr. Trent was recruited to the NIH Bethesda campus to establish the Intramural Research Program of the National Human Genome Research Institute. He received his Bachelor's Degree from Indiana University and his Ph.D. from The University of Arizona. He remained on the faculty at The University of Arizona for several years, where he served as the Director of Basic Research for the Arizona Comprehensive Cancer Center. He then accepted an Endowed Chair in Oncology at the University of Michigan in Ann Arbor where he also directed the Basic Science Program of the Cancer Center. His research interests are in the molecular genetics and cytogenetics of human cancer.

         RALPH R. WEICHSELBAUM, M.D. is currently Harold H. Hines Professor and Chairman of Radiation Oncology, University of Chicago. Dr. Weichselbaum has been a leading researcher in molecular and clinical aspects of radiation and drug therapy and has developed novel drugs and gene therapy approaches in overcoming tumor resistance. He is a consultant for numerous pharmaceutical companies and an active clinician and directs numerous clinical trials involving novel cancer therapeutics. He holds a B.S. degree from the University of Wisconsin and an M.D. from the University of Illinois.

         Compensation Committee Report on Executive Compensation

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under the Stock Option Plan. Mr. Love does not participate in decisions regarding his compensation.

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. Throughout 1998, the Compensation Committee reviewed compensation for comparable organizations in order to establish the Company's total compensation program and recommend awards under the Stock Option Plan.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable research and development organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Richard L. Love's base annual salary for 1999 was $225,000.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, product acquisition, in-licensing and out-licensing agreements and collaborative agreements. The Compensation Committee does not utilize formalized mathematical formulas, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulas restrict flexibility. Richard L. Love earned a $60,000 bonus from the Company in 1999.

         Stock Option Plan

         On April 10, 1995, the Board of Directors of the Company adopted the 1995 Stock Option Plan, and the Plan was approved by the Stockholders of the Company at the 1998 Annual Meeting. The Stock Option Plan, as amended, provides for the issuance of up to a maximum of 1,800,000 shares of the Company's Common Stock to key employees of and consultants to the Company or any of its subsidiaries. Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs").

         The Stock Option Plan is administered by a committee of at least two non-employee members of the Board of Directors, chosen by the Board of Directors, and is currently administered by the Stock Option Committee. The current members of the Stock Option Committee are Messrs. Cassis, Callow and Woods. The Compensation Committee has the authority to recommend to the Stock Option Committee those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of the option, the terms for payment of the option price and other terms and conditions. Non-employee directors of the Company, which include various members of the Compensation Committee and all of the members of the Stock Option Committee, are not eligible to receive options under the Stock Option Plan.

         At December 31, 1999, the Company had granted options under the Stock Option Plan to purchase an aggregate of 1,311,441 shares of Common Stock at a weighted average exercise price per share of $6.31.

         In March 2000, the Board of Directors approved the 2000 Employee Stock Compensation Plan. See "Proposal 2."

         Section 162(m)

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Stock Option Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                  Gary V. Woods
                                 John L. Cassis
                               A. Dana Callow, Jr.
                                 Richard L. Love

EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1999, 1998 and 1997 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1999 (together, the "Named Officers").


                           SUMMARY COMPENSATION TABLE
                                                              ANNUAL                   LONG-TERM
                                                           COMPENSATION              COMPENSATION
                                                           ------------                 AWARDS
                                                                                     -------------
                                                                                       SECURITIES    ALL OTHER
                                     FISCAL                                            UNDERLYING   COMPENSATION
NAME & PRINCIPAL POSITION             YEAR     SALARY ($)    BONUS ($)     OTHER ($)   OPTIONS (#)      ($)
----------------------------------   ------   -----------   -----------   ----------   ----------   ------------
Richard L. Love                        1999   $   225,000   $    60,000           --           --   $      3,400(1)
   President and Chief                 1998   $   193,500   $    23,220           --           --   $      3,400(1)
   Executive Officer                   1997   $   193,500   $    38,700           --           --   $      3,400(1)

Pedro Santabarbara, M.D.,              1999   $   204,620   $    62,947           --           --             --
   Ph.D., Vice President, Medical      1998   $   195,810   $    23,497           --           --             --
   Affairs, ILEX Products, Inc.        1997   $   183,000   $    36,600           --           --   $     40,499(2)

Deirdre K. Tessman, Ph.D., Senior      1999   $   198,646   $    42,396           --           --   $     55,850(3)
   Vice President, European            1998   $   155,000   $    19,200           --           --             --
   Operations, ILEX Oncology, Inc.     1997   $   140,700   $    21,105           --        6,500             --

Michael T. Dwyer, Senior Vice          1999   $   190,000   $    53,000           --       25,000             --
   President, Administration;          1998   $   106,667   $    17,066           --       40,000             --
   President and Chief Operating       1997            --            --           --           --             --
   Officer, ILEX Oncology
   Services, Inc.

Terrence A. Rugg, MBChB, FFRad         1999   $   174,337   $    35,000           --       29,180             --
   (T)(SA), Vice President,            1998            --            --           --           --             --
   Medical Affairs, ILEX Oncology      1997            --            --           --           --             --
   Services, Inc.

----------
1)   Represents life insurance premiums paid by the Company.

2)   Represents relocation expenses paid by the Company.

3) Represents perquisites and other personal benefits paid by the Company, including apartment rental in the amount of $23,292.

 STOCK OPTION GRANTS IN FISCAL 1999

         The following tables set forth information concerning individual grants of stock options, exercises of stock options, and aggregate stock options held for each of the Named Officers listed in the Summary Compensation Table above for the year ended December 31, 1999:

                              OPTION GRANTS IN 1999
                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                      NUMBER OF       PERCENT OF    EXERCISE                      STOCK PRICE
                                      SECURITIES     TOTAL OPTIONS     PRICE                    APPRECIATION FOR
                                      UNDERLYING      GRANTED TO     PER SHARE                    OPTION TERM(1)
                                       OPTIONS       EMPLOYEES IN    ---------   EXPIRATION     ----------------
NAME                                 GRANTED (#)         1999                       DATE         5%          10%
--------------------------------     -----------     ------------                ----------     ---         ---
Richard L. Love                           0               --             --          --          --          --
Deirdre K. Tessman, Ph.D.                 0               --             --          --          --          --
Pedro Santabarbara, M.D., Ph.D.           0               --             --          --          --          --
Michael T. Dwyer                        25,000           5.1%          $10.94     3/15/09     $172,003    $435,889
Terrence A. Rugg, MBChB, FFRad
(T)(SA)                                 29,180           5.9%          $11.00     1/04/04     $201,863    $511,559


(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

      AGGREGATE OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED IN-
                                         SHARES                  UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                                        ACQUIRED     VALUE        OPTIONS AT FY-END (#)              FY-END ($)(1)
                                      UPON OPTION   REALIZED  ---------------------------    ---------------------------
NAME                                  EXERCISE(#)    ($)(2)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
-------------------------------       ----------- --------    -----------   -------------    -----------   -------------
Richard L. Love                               0   $      0         28,546               0    $   588,761   $           0
Deirdre K. Tessman, Ph.D                 14,730    156,696         11,815           8,959        173,386         134,527
Pedro Santabarbara, M.D., Ph.D                0          0         23,408          10,705        400,628         183,216
Michael T. Dwyer                              0          0          8,000          57,000         92,520         699,768
Terrence A. Rugg, MBChB, FFRad
(T)(SA)                                       0          0             --         29,180             --          382,988

----------
(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1999 ($24.13) and exercise prices of the options.
(2) The value realized is determined as the difference between the fair market value of the securities on the exercise date and the exercise price of the options.


EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         Pedro Santabarbara, M.D., Ph.D. is a party to an employment agreement dated August 27, 1996 with the Company. The agreement provides for an initial base salary of $180,000 per year. The agreement provides that either party may terminate the agreement without cause upon 30 days' notice; however, in the event the Company elects to terminate the agreement without cause within four years of the date of the agreement, the Company is required to pay Dr. Santabarbara a severance payment. The agreement contains a non-disclosure covenant and provides that for a period of one year after termination of employment, Dr. Santabarbara will not compete with the Company, solicit its customers or recruit its employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are Messrs. Cassis, Callow, Woods and Love. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation matters, including decisions relating to salary and bonus and grants of stock options. During the last fiscal year, Mr. Love participated in deliberations concerning compensation of executive officers of the Company other than himself.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since February 21, 1997. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from February 21, 1997 (the first day which the Common Stock was publicly traded), through December 31, 1999, with the cumulative total return of the NASDAQ National Market, the NASDAQ Pharmaceutical Index, and the NASDAQ Biotechnology Index over the same period.



                                    [GRAPH]

                      COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, THE NASDAQ NATIONAL MARKET, THE NASDAQ PHARMACEUTICAL INDEX,
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

      Total Returns Index for          2/21/97      12/31/97      12/31/98       12/31/99
-----------------------------          -------      --------      --------       --------
ILEX Oncology, Inc.                      100.0         56.73         85.58         185.58
NASDAQ Market Index                      100.0        118.83        167.55         310.08
NASDAQ Pharmaceutical Index              100.0         93.04        118.37         220.24
NASDAQ Biotechnology Index               100.0         87.34        126.02         254.09

         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with the exception of: Richard L. Love failed to timely file one Form 5 representing a gift of stock, Michael T. Dwyer failed to file a Form 4 representing a stock option grant, Glenn C. Rice, Ph.D. filed his Form 3 late, Ruskin C. Norman, M.D. failed to file a Form 4 with respect to an acquisition by his spouse in 1997, and Deirdre K. Tessman, Ph.D. filed late two Form 4s in 1998, one representing a stock option grant and one representing a stock option exercise, and filed late two Form 4s in 1999 each representing a stock option exercise.

                              CERTAIN TRANSACTIONS

         ILEX was formed in December 1993 for the purpose of conducting certain advanced drug development programs and pursuing commercial opportunities of CTRC. The Company and CTRC Research have an agreement not to commence any legal action against it, in the case of CTRC Research, the Board of Directors of the Company, other than Directors of the Company who are also employees or officers of or consultants to ILEX, or, in the case of ILEX, the Board of Trustees of CTRC Research, for any claim that would have been covered by any directors' and officers' liability insurance policies maintained by CTRC or ILEX, as applicable, subject to certain exceptions. This agreement terminated upon consummation of the initial public offering of the Company's Common Stock on February 20, 1997, but remains in effect with respect to any activity occurring prior to the termination of the agreement.

         The Company has a lease agreement with CTRC Research for office space, a lab and a manufacturing facility. For the year ended December 31, 1999, the Company paid CTRC Research approximately $439,000 related to these lease agreements. The Company leases its manufacturing facility from a non-profit corporation that is controlled by CTRC Research and the Texas Research and Technology Foundation. Such lease provides that rent will be paid at a fixed monthly rate plus a percentage of gross sales from the facility, as defined in the lease. The Company was not required to begin making fixed monthly payments until 1998 or payments based on a percentage of gross sales until certain gross levels are achieved. At December 31, 1999, the Company had payables to CTRC Research amounting to approximately $92,000 related to the aforementioned services and lease agreements.

         CTRC Research and Sanofi S.A. ("Sanofi") are parties to various research and development funding agreements (the "Sanofi Agreements") pursuant to which Sanofi has an exclusive option to license all products or rights arising from the research conducted under the Sanofi Agreements. The Company has entered into a subordinated option agreement (the "Subordinated Option Agreement") with CTRC Research. The terms of the Subordinated Option Agreement provide that, in the event Sanofi declines or fails to exercise its options to license a CTRC Research product or right, ILEX has the first right to negotiate with CTRC Research to license such product or right, and, upon the expiration of the Sanofi Agreements, the first right to negotiate a funding and licensing agreement with CTRC Research for programs unencumbered by Sanofi. The Subordinated Option Agreement expired March 2000.

         Since June 1997, the Company has had a strategic alliance with PRN Research, which is a now a subsidiary of US Oncology. US Oncology is one of the most active organizations conducting oncology clinical trials, whose physicians see approximately 13% of the new cancer patients in the U.S. annually. Through this alliance with US Oncology, we have access to leading sites and investigators which enroll large numbers of oncology patients into clinical trials.

         Subcontractors provide the Company with consulting services and non-clinical and clinical testing related to certain of its contracts. During the year ended December 31, 1999, the Company incurred approximately the following expenses for subcontracting and consulting costs to the named related parties:



CTRC Research                                                $ 1,037,000
Daniel D. Von Hoff, M.D.                                         312,000
US Oncology                                                      251,000

         At December 31, 1999 the approximate subcontractor and consulting costs were payable to the named related parties as follows:

    CTRC Research                                                $ 428,000
    US Oncology                                                    311,000

         In July 1997, the Company and Dr. Von Hoff entered into a consulting agreement, pursuant to which he receives an annual payment of $243,000 plus an incentive payment of up to $125,000 based upon achievement by the Company of certain revenue goals. The consulting agreement expires in June 2002.


                        PROPOSALS FOR 2001 ANNUAL MEETING

         The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 as amended ("Rule 14a-8"), for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders in the year 2001 is January 27, 2001. After March 13, 2001, notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its Annual Meeting of Stockholders in the year 2001 may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                         By order of the Board of Directors,



                                         RICHARD L. LOVE
                                         President and Chief Executive Officer


San Antonio, Texas
April 27, 2000

                                                                       EXHIBIT A















                               ILEX ONCOLOGY, INC.


                          EMPLOYEE STOCK PURCHASE PLAN
                            (effective June 1, 2000)

                                TABLE OF CONTENTS




                                                                                SECTION
ARTICLE I - PURPOSE, COMMITMENT AND INTENT
         Purpose ................................................................  1.1
         Term of Plan ...........................................................  1.2
         Share Commitment .......................................................  1.3
         Intent .................................................................  1.4
         Shareholder Approval ...................................................  1.5


ARTICLE II - DEFINITIONS

         Affiliate ..............................................................  2.1
         Beneficiary ............................................................  2.2
         Board of Directors .....................................................  2.3
         Code ...................................................................  2.4
         Committee ..............................................................  2.5
         Company ................................................................  2.6
         Compensation ...........................................................  2.8
         Employee ...............................................................  2.8
         Employer ...............................................................  2.9
         Enrollment Date ........................................................  2.10
         Exercise Date ..........................................................  2.11
         Fair Market Value or FMV ...............................................  2.12
         Offering Period ........................................................  2.13
         Option .................................................................  2.14
         Option Price ...........................................................  2.15
         Participant ............................................................  2.16
         Plan ...................................................................  2.17
         Purchase Period ........................................................  2.18
         Shares .................................................................  2.19
         Stock ..................................................................  2.20

ARTICLE III - ELIGIBILITY

         General Requirements ...................................................  3.1
         Limitations Upon Participation .........................................  3.2

                                                                                SECTION
ARTICLE IV - PARTICIPATION

         Grant of Option ........................................................  4.1
         Offering Period ........................................................  4.2
         Payroll Deduction ......................................................  4.3
         Payroll Deductions Continuing ..........................................  4.4
         Right to Stop and Adjust Payroll Deductions ............................  4.5
         Accounting for Funds ...................................................  4.6
         Employer's Use of Funds ................................................  4.7

ARTICLE V - IN SERVICE WITHDRAWAL, TERMINATION OF EMPLOYMENT,
RETIREMENT OR DEATH

         In Service Withdrawal ..................................................  5.1
         Termination of Employment ..............................................  5.2
         Retirement for Age or Disability .......................................  5.3
         Death ..................................................................  5.4

ARTICLE VI - EXERCISE OF OPTION

         Purchase of Stock ......................................................  6.1
         Accounting for Stock ...................................................  6.2
         Issuance of Shares .....................................................  6.3
         Restriction on Shares ..................................................  6.4

ARTICLE VII - ADMINISTRATION

         Appointment, Term of Service & Removal .................................  7.1
         Powers .................................................................  7.2
         Quorum and Majority Action .............................................  7.3
         Standard of Judicial Review of Committee Actions .......................  7.4

ARTICLE VIII - ADOPTION OF PLAN BY OTHER EMPLOYER

         Adoption Procedure .....................................................  8.1
         No Joint Venture Implied ...............................................  8.2

ARTICLE IX - TERMINATION AND AMENDMENT OF THE PLAN

         Termination ............................................................  9.1
         Amendment ..............................................................  9.2

                                                                                SECTION
ARTICLE X - MISCELLANEOUS

         Designation of Beneficiary ............................................. 10.1
         Plan Not An Employment Contract ........................................ 10.2
         All Participants' Rights are Equal ..................................... 10.3
         Options Granted Are Not Transferable ................................... 10.4
         Voting of Stock ........................................................ 10.5
         No Stockholder Rights .................................................. 10.6
         Governmental Regulations ............................................... 10.7
         Notices ................................................................ 10.8
         Indemnification of Committee ........................................... 10.9
         Tax Withholding ........................................................ 10.10
         Gender and Number ...................................................... 10.11
         Severability ........................................................... 10.12
         Governing Law; Parties to Legal Actions ................................ 10.13

                                    ARTICLE I

                         PURPOSE, COMMITMENT AND INTENT


     1.1 PURPOSE. The purpose of this Plan is to provide Employees of the Company and its Affiliates which adopt the Plan with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. Any Affiliate may adopt it with the approval of the Committee by fulfilling the requirements of Section 8.1. This Plan is sponsored by the Company.

     1.2 TERM OF PLAN. The Plan is effective June 1, 2000. No Option shall be granted after May 31, 2010. The Plan shall remain in effect until all Options under the Plan have been satisfied or expired.

     1.3 SHARE COMMITMENT. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 250,000 Shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are canceled, or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee.

     1.4 INTENT. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Code. Therefore, the provisions of the Plan are to be construed to govern participation in a manner consistent with the requirements of section 423 of the Code.

     1.5 SHAREHOLDER APPROVAL. To be effective, this Plan must be approved by the stockholders of each Employer within 12 months before or after the Plan is approved by the board of directors of each Employer. The approval of stockholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options.

                                   ARTICLE II

                                   DEFINITIONS


     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

     2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "BENEFICIARY" means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

     2.3 "BOARD OF DIRECTORS" means the board of directors of the Company.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "COMMITTEE" means the committee appointed by the Board of Directors of the Company to administer the Plan which shall be comprised solely of members of the Board of Directors who qualify as non-employee directors as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.

     2.6 "COMPANY" means ILEX ONCOLOGY, INC., a Delaware corporation.

     2.7 "COMPENSATION" means the Employee's wages from the Company as defined in section 3401(a) of the Code for purposes of Federal income tax withholding at the source, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, income from the exercise of a nonqualified stock option, income resulting from a disqualifying disposition from an incentive stock option or from this Plan, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits; and modified by including elective contributions under a cafeteria plan described in section 125 of the Code and elective contributions to any plan qualified under section 401(k) of the Code.

     2.8 "EMPLOYEE" means any person who is a common law employee of the Company excluding only those whose customary employment with the Company is 20 hours or less per week.

     2.9 "EMPLOYER" means the Company and each Affiliate which has adopted the Plan as provided in Section 8.1 of the Plan.

     2.10 "ENROLLMENT DATE" means the first day of each Offering Period.

     2.11 "EXERCISE DATE" means the last business day of the Purchase Period.

     2.12 "FAIR MARKET VALUE" OR "FMV" of the Stock as of any date means the average of the high and low sale prices of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

     2.13 "OFFERING PERIOD" means the twenty-four month period during which an Option granted pursuant to the Plan may be exercised, commencing on the first business day on or after July 1 and January 1 of each year and terminating on the last business day in the periods ending twenty-four months later, provided that the first Offering Period shall be a longer Offering Period of twenty-five months, commencing on the first business on or after June 1, 2000 and ending twenty-five months later on the last business day of the period ending June 30, 2002.

     2.14 "OPTION" means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date. Options shall not mean either Incentive Options or Non-qualified Options granted under the ILEX Oncology, Inc. 2000 Employee Stock Compensation Plan.

     2.15 "OPTION PRICE" means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Enrollment Date or (b) 85% of the FMV of a Share on the Exercise Date.

     2.16 "PARTICIPANT" means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

     2.17 "PLAN" means the ILEX ONCOLOGY, INC. Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

     2.18 "PURCHASE PERIOD" means the approximately six month period commencing after one Exercise Date and ending on the next Exercise Date except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date, provided, however, that the first Purchase Period of the first Offering Period under the Plan shall be approximately seven months in duration.

     2.19 "SHARES" means shares of Stock.

     2.20 "STOCK" means the Company's common stock.

                                   ARTICLE III

                                   ELIGIBILITY


     3.1 GENERAL REQUIREMENTS. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Enrollment Date, subject to the limitations imposed in Section 3.2.

     3.2 LIMITATIONS UPON PARTICIPATION. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

          (a) if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent (5%) or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

          (b) which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

          (c) which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.











                                     III-1

                                   ARTICLE IV

                                  PARTICIPATION


     4.1 GRANT AND EXERCISE OF OPTION. Effective as of the Enrollment Date of each Offering Period the Committee shall grant an Option to each Participant participating in such Offering Period that shall be exercisable on each Exercise Date during such Offering Period (at the applicable Option Price) only through funds accumulated by the Employee through payroll deductions made prior to such Exercise Date and retained in the Participant's Account as of such Exercise Date. Provided, however, that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the FMV of a share of the Company's Stock on the Enrollment Date. In addition, and notwithstanding the foregoing, to the extent necessary to comply with section 423(b)(8) of the Code and to comply with the preceding provisions of this Section 4.1, a Participant's payroll deductions may be decreased to zero percent at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") to the extent that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant's payroll deduction agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminate previously by the Participant as provided herein.

     4.2 OFFERING PERIODS. The Plan shall be implemented by consecutive overlapping Offering Periods with a new Offering Period commencing on the first business on or after July 1 and January 1 of each year, or such other date at the Board shall determine, and continuing thereafter until terminated in accordance with Article IX hereunder. The Board shall have the power to change the duration of Offering Periods with respect to future Offerings without shareholder approval if such change is announced at least fifteen days prior the scheduled beginning of the first Offering Period to be effected thereafter. In addition, Employees may only participate in one Offering Period at any time.

     4.3 PAYROLL DEDUCTION. For an Employee to become eligible to receive an Option granted for a given Offering Period, the Employee must complete a payroll deduction form and file it with the Company no earlier than 30 nor later than 15 days prior to the beginning of the applicable Enrollment Date. The payroll deduction form shall permit a Participant to elect to have withheld from his Compensation an amount no less than one percent, nor more than fifteen percent, of his Compensation (only in whole percentages) taken pro rata from the Compensation paid to him by the Company. Each payroll deduction shall begin on the first pay period ending after the applicable Enrollment Date and shall continue through the last pay period in the Offering Period. No Participant shall be permitted to begin payroll deductions at any other time. A Participant may not make additional payments to his Plan account.

     4.4 PAYROLL DEDUCTIONS CONTINUING. A Participant's election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 30 nor later than 15 days prior to the applicable Offering Period for which it is to be effective.

     4.5 RIGHT TO STOP OR ADJUST PAYROLL DEDUCTIONS. A Participant may discontinue, payroll deductions and his participation in the Plan as provided in
Section 5.1. In addition, a Participant may increase or decrease his payroll deductions during any Purchase Period by filing an amended payroll deduction form at least 15 days prior to the effective date of the change.

     4.6 ACCOUNTING FOR FUNDS. As of each payroll deduction period the Employer shall cause to be credited to the Participant's payroll deduction account in a ledger established for that purpose the funds withheld from and attributable to the Employee's compensation for that period. No interest shall be credited to the Participant's payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

     4.7 EMPLOYER'S USE OF FUNDS. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purposes and the Employer shall not be obligated to segregate such payroll deductions.

                                     ARTICLE

                             IN SERVICE WITHDRAWAL,
                           TERMINATION OF EMPLOYMENT,
                               RETIREMENT OR DEATH


     5.1 IN SERVICE WITHDRAWAL. A Participant may, at any time on or before 15 days prior to an Exercise Date, or such other date as shall be determined by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee. All funds credited to the Participant's payroll deduction account shall be paid to him as soon as administratively feasible. The withdrawal election terminates the Participant's right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current and immediately following Purchase Period. Should the Participant wish to participate in any given future Purchase Period within the existing Offering Period, the Participant must file a new payroll deduction election no earlier than 3 nor later than 15 days prior to the beginning of the applicable Purchase Period within the Offering Period.

     5.2 TERMINATION OF EMPLOYMENT. If a Participant's employment is terminated for any reason other than retirement for age or disability as described in
Section 5.3, prior to the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible.

     5.3 RETIREMENT FOR AGE OR DISABILITY. If a Participant retires for age or disability under the then established rules of the Company, his Exercise Date shall be the last day of the month prior to his retirement for age or disability. At that time his Option shall be exercised in accordance with the terms of the Plan. Then any funds remaining in his payroll deduction account shall be returned to him as soon as administratively feasible.

     5.4 DEATH. If a Participant dies before an Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant's payroll deduction account shall be returned to him as soon as administratively feasible. If the Participant dies after an Exercise Date but prior to the delivery of his certificate, the Stock shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock shall be held in the Participant's account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is delivered to the proper party together with a check in the amount of any remaining funds in the Participant's payroll deduction account.

                                   ARTICLE VI

                               EXERCISE OF OPTION


     6.1 PURCHASE OF STOCK. Subject to the limitations in Section 3.2 of the Plan, on the Exercise Date of each Purchase Period each Participant's payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Purchase Period. Any funds remaining in a Participant's payroll deduction account after the exercise of his Option for any Purchase Period shall remain in the Participant's account to be used in the ensuing Purchase Period, together with new payroll deductions, if any, for that Purchase Period to exercise the next succeeding Option which is to be exercised. If in any Purchase Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant's payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on Exercise Date, all Options granted for the Purchase Period to the extent not used shall terminate.

     6.2 ACCOUNTING FOR STOCK. After each Exercise Date of each Purchase Period, a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

     6.3 ISSUANCE OF SHARES. As soon as administratively feasible after the end of the Purchase Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

     6.4 RESTRICTION ON SHARES. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant's account at the brokerage or other financial services firm designated by the Committee until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which such holding period has been satisfied, the Participant may direct that those Shares be moved to another account of Participant's choosing or request that a stock certificate be issued and delivered to him.

     Notwithstanding anything to the contrary contained in this Plan, a Participant shall not transfer or otherwise dispose of Stock in violation of the Company's Insider Trading Policy.

                                   ARTICLE VII

                                 ADMINISTRATION


     7.1 APPOINTMENT, TERM OF SERVICE & REMOVAL. The Board of Directors shall appoint a Committee to administer this Plan. The members shall serve until their resignation, death or removal. Any member may resign at any time by mailing a written resignation to the Board of Directors. Any member may be removed by the Board of Directors, with or without cause. Vacancies may be filled by the Board of Directors from time to time.

     7.2 POWERS. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

          (a) to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

          (b) to construe all provisions of the Plan;

          (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

          (d) to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

          (e) to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants' entitlement to benefits;

          (f) to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Company and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

          (g) to delegate any clerical or recordation duties of the Committee as the Committee believes is advisable to properly administer the Plan.


     7.3 QUORUM AND MAJORITY ACTION. A majority of the Committee constitutes a quorum for the transaction of business. The vote of a majority of the members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may decide any


                                      VII-1
question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

     7.4 STANDARD OF JUDICIAL REVIEW OF COMMITTEE ACTIONS. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.










                                     VII-2

                                  ARTICLE VIII

                       ADOPTION OF PLAN BY OTHER EMPLOYERS


     8.1 ADOPTION PROCEDURE. With the approval of the Committee, any Affiliate may adopt this Plan by:

          (a) a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

          (b) providing all information required by the Committee.

     8.2 NO JOINT VENTURE IMPLIED. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.


















                                     VIII-1

                                   IX ARTICLE

                      TERMINATION AND AMENDMENT OF THE PLAN


     9.1 TERMINATION. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

     9.2 AMENDMENT. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant's payroll deduction account, to reduce a Participant's rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant's agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have stockholder approval as set forth in Section 1.4.

                                    ARTICLE X

                                  MISCELLANEOUS


     10.1 DESIGNATION OF BENEFICIARY.

               (a) A Participant may file a written or electronic designation (as permitted by the Committee) of a Beneficiary who is to receive any cash and Shares credited to the Participant's account under the Plan.

               (b) A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     10.2 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of this Plan is not a contract between the Company and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any Employee at any time or to interfere with the Employee's right to terminate his employment at any time.

     10.3 ALL PARTICIPANTS' RIGHTS ARE EQUAL. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(f) of the regulations promulgated under that section of the Code.

     10.4 OPTIONS GRANTED ARE NOT TRANSFERABLE. No Option granted a Participant under this Plan is transferable by the Participant and must be exercisable only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

     10.5 VOTING OF STOCK. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant's instructions.

     10.6 NO STOCKHOLDER RIGHTS. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he acquires shares of Stock as provided in this Plan.

     10.7 GOVERNMENTAL REGULATIONS. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

     10.8 NOTICES. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Company or its designated representative, as the case may be.

     10.9 INDEMNIFICATION OF COMMITTEE. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

     10.10 TAX WITHHOLDING. At the time a Participant's Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. At any time, the Employer may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Employer to meet applicable withholding obligations.

     10.11 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

     10.12 SEVERABILITY. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

     10.13 GOVERNING LAW; PARTIES TO LEGAL ACTIONS. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.

                                                                      EXHIBIT B
















                              ILEX ONCOLOGY, INC.

                     2000 EMPLOYEE STOCK COMPENSATION PLAN
                           (effective April 1, 2000)

                              ILEX ONCOLOGY, INC.
                     2000 EMPLOYEE STOCK COMPENSATION PLAN

                               TABLE OF CONTENTS


                                                                       Section
                                                                       -------
ARTICLE I - PLAN
                  Purpose .........................................       1.1
                  Term of Plan ....................................       1.2

ARTICLE II - DEFINITIONS

                  Affiliate .......................................       2.1
                  Award ...........................................       2.2
                  Award Agreement .................................       2.3
                  Board ...........................................       2.4
                  Change of Control ...............................       2.5
                  Code ............................................       2.6
                  Committee .......................................       2.7
                  Company .........................................       2.8
                  Corporate Change ................................       2.9
                  Disability ......................................       2.10
                  Employee ........................................       2.11
                  Exchange Act ....................................       2.12
                  Fair Market Value ...............................       2.13
                  Holder ..........................................       2.14
                  Incentive Option ................................       2.15
                  Mature Shares ...................................       2.16
                  Non-Employee Director ...........................       2.17
                  Nonqualified Option .............................       2.18
                  Option ..........................................       2.19
                  Option Agreement ................................       2.20
                  Outside Director ................................       2.21
                  Plan ............................................       2.22
                  Restricted Stock ................................       2.23
                  Restricted Stock Agreement ......................       2.24
                  Restricted Stock Award ..........................       2.25
                  Retirement ......................................       2.26
                  Stock ...........................................       2.27
                  Ten Percent Stockholder .........................       2.28
                  Voting Stock ....................................       2.29


ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO AWARDS

                  Authority to Grant Awards .......................       4.1
                  Dedicated Shares; Maximum Awards ................       4.2
                  Non-Transferability .............................       4.3
                  Requirements of Law .............................       4.4
                  Recapitalization or Reorganization of the Company       4.5
                  Election Under Section 83(b) of the Code ........       4.6

ARTICLE V - OPTIONS

                  Type of Option ..................................       5.1
                  Exercise Price ..................................       5.2
                  Duration of Options .............................       5.3
                  Amount Exercisable ..............................       5.4
                  Exercise of Options .............................       5.5
                  Exercise on Termination of Employment ...........       5.6
                  Substitution Options ............................       5.7
                  No Rights as Stockholder ........................       5.8

ARTICLE VI - RESTRICTED STOCK AWARDS

                  Restricted Stock Awards .........................       6.1
                  Holder's Rights as Stockholder ..................       6.2

ARTICLE VII - ADMINISTRATION

ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE IX - MISCELLANEOUS

                  No Establishment of a Trust Fund ................       9.1
                  No Employment or Affiliation Obligation .........       9.2
                  Forfeiture ......................................       9.3
                  Tax Withholding .................................       9.4
                  Written Agreement ...............................       9.5
                  Indemnification of the Committee and the Board ..       9.6
                  Gender ..........................................       9.7
                  Headings ........................................       9.8
                  Other Compensation Plans ........................       9.9



                  Other Options or Awards .........................       9.10
                  Governing Law ...................................       9.11


                                   ARTICLE I

                                      PLAN

                  1.1 PURPOSE. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have responsibility for the management and growth of the Company and its Affiliates or other persons who provide services to the Company or any of its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue to serve the Company or any of its Affiliates.

                  1.2 TERM OF PLAN. The Plan is effective April 1, 2000. If within one year of that date it has not been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders, then any options granted as Incentive Options shall instead be treated as Nonqualified Options. No Award shall be granted under the Plan after March 31, 2010. The Plan shall remain in effect until all Awards under the Plan have been satisfied or expired.

                                   ARTICLE II

                                  DEFINITIONS

                  The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

                  2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  2.2 "AWARD" means any Incentive Option, Nonqualified Option, or Restricted Stock Award granted under the Plan.

                  2.3 "AWARD AGREEMENT" has the meaning ascribed to it in
Section 9.5.

                  2.4 "BOARD" means the board of directors of the Company.

                  2.5 "CHANGE OF CONTROL" means the occurrence of any of the following after the date on which the applicable Award is granted:

                  (i) the consummation of:

                           (x) a merger, consolidation or reorganization of the
                  Company with or into any other person if as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of the continuing or surviving entity immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization;

                           (y) any sale, lease, exchange or other transfer of
                  all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or

                           (z) the stockholders of the Company approve the
                  dissolution of the Company.

                           A transaction shall not constitute a Change in
                  Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                  2.6 "CODE" means the Internal Revenue Code of 1986, as amended.

                  2.7 "COMMITTEE" means a committee of at least two persons appointed by the Board. The Committee shall be comprised solely of persons who are both Non-Employee Directors and Outside Directors.

                  2.8 "COMPANY" means ILEX Oncology, Inc, a Delaware corporation.

                  2.9 "CORPORATE CHANGE" shall have the meaning ascribed to it in Section 4.5.

                  2.10 "DISABILITY" means a medically determinable mental or physical impairment which, in the opinion of a physician selected by the Committee, shall prevent the Holder from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Holder was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Holder receives a military pension; and (d) did not result from an intentionally self-inflicted injury.

                  2.11 "EMPLOYEE" means a person employed by the Company or any Affiliate.

                  2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  2.13 "FAIR MARKET VALUE" of the Stock as of any date means
(a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount as determined by the Committee in its sole discretion.

                  2.14 "HOLDER" means a person who has been granted an Award, or any person who is entitled to payment under an Award in accordance with the terms of the Plan.

                  2.15 "INCENTIVE OPTION" means an Option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

                  2.16 "MATURE SHARES" means shares of Stock that the Holder has held for at least six months.

                  2.17 "NON-EMPLOYEE DIRECTOR" means a "non-employee director" as defined in Rule 16b-3 of the Exchange Act.

                  2.18 "NONQUALIFIED OPTION" means an Option granted under the Plan other than an Incentive Option.

                  2.19 "OPTION" means either an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

                  2.20 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

                  2.21 "OUTSIDE DIRECTOR"means a member of the Board serving on the Committee who is not a current Employee of the Company, is not a former Employee of the Company who receives compensation for prior services (other than benefits under a tax qualified retirement plan) during the taxable year, has not been an officer of the Company and does not receive remuneration from the Company either directly or indirectly, in any capacity other than as a Director.

                  2.22 "PLAN" means the ILEX Oncology, Inc. 2000 Employee Stock Compensation Plan, as set forth in this document and as it may be amended from time to time.

                  2.23 "RESTRICTED STOCK" means stock awarded or purchased under the Plan pursuant to a Restricted Stock Agreement.

                  2.24 "RESTRICTED STOCK AGREEMENT" means the written agreement which sets out the terms of a Restricted Stock Award.

                  2.25 "RESTRICTED STOCK AWARD" means an Award of Restricted Stock.

                  2.26 "RETIREMENT" means the termination of an Employee's employment relationship with the Company and all Affiliates after completing at least five years of service and attaining the age of 65.

                  2.27 "STOCK" means the common stock of the Company, no par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

                  2.28 "TEN PERCENT STOCKHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

                  2.29 "VOTING STOCK" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

                                  ARTICLE III

                                  ELIGIBILITY

                  The individuals who shall be eligible to receive Incentive Options shall be those key employees of the Company or any of its Affiliates as the Committee shall determine from time to time. The individuals who shall be eligible to receive Awards other than Incentive Options shall be those persons, including employees, consultants, advisors, directors and other persons, who have responsibility for the management and growth of the Company or any of its Affiliates or other persons providing services to the Company or any of its Affiliates as the Committee shall determine from time to time. The Board may designate one or more individuals who shall not be eligible to receive any Award under the Plan or under other similar plans of the Company.

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO AWARDS

                  4.1 AUTHORITY TO GRANT AWARDS. The Committee may grant to those Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, Awards under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted to any person shall be as determined by the Committee.

                  4.2 DEDICATED SHARES; MAXIMUM AWARDS. The total number of shares of Stock with respect to which Awards may be granted under the Plan is 3,000,000. The shares of Stock may be treasury shares or authorized but unissued shares. The total number of shares of Stock with respect to which Incentive Options may be granted under the Plan is 3,000,000 shares. The total number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 3,000,000 shares. The maximum number of shares subject to Options which may be issued to any person under the Plan during any calendar year is 200,000 shares. The maximum number of shares subject to Restricted Stock Awards which may be granted to any person under the Plan during any calendar year is 200,000 shares. The number of shares stated in this
Section 4.2 shall be subject to adjustment in accordance with the provisions of
Section 4.5.

                  If any outstanding Award expires or terminates for any reason or any Award is surrendered or canceled, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.

                  4.3 NON-TRANSFERABILITY. Incentive Options shall not be transferable by the Employee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee's lifetime, only by him. Except as specified in the applicable Award agreements or in domestic relations court orders, other Awards shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award agreement may terminate the Award.

                  4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws. In the event the Stock issuable on exercise of an Option or pursuant to any other Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

                  4.5 RECAPITALIZATION OR REORGANIZATION OF THE COMPANY.

                  The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Awards under this Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Award in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                  If while unexercised Awards remain outstanding under the Plan
(i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), or (iii) the Company is to be dissolved and liquidated (each such event is referred to herein as a "Corporate Change"), then (x) except as otherwise provided in an Award Agreement or as a result of the Board of Directors' effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and (y) no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder:

                  (1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate,

                  (2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of this Plan or the Award Agreements evidencing such Awards) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise price(s) under such Awards for such shares,

                  (3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new Award substituted for some or all of their then outstanding Awards (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change,

                  (4) provide that the number and class of shares of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement and/or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award, or

                  (5) make any adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

                  In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

         In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Awards.

                  4.6 ELECTION UNDER SECTION 83(B) OF THE CODE. No Holder shall exercise the election permitted under section 83(b) of the Code without written approval of the Committee. Any Holder doing so may, in the discretion of the Committee, forfeit any or all Awards issued to him under the Plan.

                                   ARTICLE V

                                    OPTIONS

                  5.1 TYPE OF OPTION. The Committee shall specify in an Option Agreement whether a given Option is an Incentive Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which incentive stock options first become exercisable by an Employee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000.00, the Incentive Option shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.

                  5.2 EXERCISE PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted. In its discretion, the Committee may provide that the price at which shares of Stock may be purchased under an Option shall be more than the minimum price specified above. In the case of any Ten Percent Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which Stock may be purchased under a Nonqualified Option shall be specified in an Optionee's Option Agreement, and may be more or less than 100% of the Fair Market Value of the shares of Stock on the date the Option is granted.

                  5.3 DURATION OF OPTIONS. The Option Agreement shall specify the term of the Option; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted. In the case of a Ten Percent Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

                  5.4 AMOUNT EXERCISABLE. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. Unless the Option Agreement expressly specifies otherwise, an Option shall not continue to vest after the Optionee's severance of employment or affiliation relationship with the Company and all Affiliates for any reason. If specified in the Option Agreement, an Option will be exercisable in full upon the occurrence of a Change of Control. Otherwise, a Change of Control shall not effect the exercisability of the Option.

                  5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option, and/or any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. Such notice to the Committee shall either be by written notice, or if permitted by the Committee and communicated to the Holder, communicated electronically. As promptly as practicable after receipt of appropriate notification and payment, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder's name.

                  The Committee may, in its sole discretion, permit a Holder to elect to pay the exercise price upon exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

                  An Option may not be exercised for a fraction of a share of Stock.

                  5.6 EXERCISE ON TERMINATION OF EMPLOYMENT.

                  (a) Termination of Employment Other Than As a Result of Retirement, Death or Disability. Unless it is expressly provided otherwise in the Option Agreement, an Option shall terminate one day less than three months after the severance of employment or affiliation relationship between the Holder and the Company and all Affiliates for any reason, with or without cause, other than Retirement, death or Disability. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of an Employee shall be determined by the Committee at that time.

                  (b) Retirement. Unless it is expressly provided otherwise in the Option Agreement, an Option shall terminate one day less than one year after the Retirement of the Holder.

                  (c) Death. After the death of the Holder, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the earlier of the Option's expiration or one day less than one year after the death of the Holder, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option Agreement.

                  (d) Disability. If, before the expiration of an Option, the Holder shall be severed from the employ of or affiliation with the Company and all Affiliates due to Disability, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after the date of his severance due to Disability, unless it is expressly provided otherwise in the Option Agreement. In the event that the Holder shall be severed from the employ of or affiliation with the Company and all Affiliates for Disability, the Holder shall have the right prior to the termination of the Option to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his severance of employment or affiliation due to Disability, unless it is expressly provided otherwise in the Option Agreement.

                  (e) Employment With an Entity in a Section 424(a) Transaction. In determining the employment relationship between the Company and or any Affiliate and an Employee, employment by a corporation issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies shall be considered employment by the Company or an Affiliate.

                  5.7 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

                  5.8 NO RIGHTS AS STOCKHOLDER. No Holder shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                                   ARTICLE VI

                            RESTRICTED STOCK AWARDS

                  6.1 RESTRICTED STOCK AWARDS. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to, any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to shares of Restricted Stock, the Committee may issue such instructions to the Company's stock transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions.

                  Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

                  6.2 HOLDER'S RIGHTS AS STOCKHOLDER.

                  (a) From the date a Restricted Stock Award is granted, the Holder shall have the right to receive all cash dividends or other distributions paid or made with respect to the shares of Stock subject to the Award.

                  (b) Commencing on the date of the transfer of shares of Restricted Stock to a Holder on the books of the Company pursuant to an Award, the Holder shall have the right to vote the shares subject to the Award.

                                  ARTICLE VII

                                 ADMINISTRATION

                  The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the persons to whom and the time or times at which Awards will be made,

                  (b) determine the number of shares and the exercise price of Stock covered in each Award, subject to the terms of the Plan,

                  (c) determine the terms, provisions and conditions of each Award, which need not be identical,

                  (d) accelerate the time at which any outstanding Option may be exercised, or Restricted Stock Award will vest,

                  (e) define the effect, if any, on an Award of the death, disability, retirement, or termination of employment or affiliation relationship between the Holder and the Company and Affiliates,

                  (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

                  (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

                  The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion. The Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                                   ARTICLE IX

                                 MISCELLANEOUS

                  9.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

                  9.2 NO EMPLOYMENT OR AFFILIATION OBLIGATION. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.

                  9.3 FORFEITURE. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of his employment or affiliation relationship with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Holder shall forfeit all outstanding Options and all outstanding Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Holder's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.

                  The decision of the Committee as to the cause of the Holder's discharge, the damage done to the Company or an Affiliate, and the extent of the Holder's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.

                  9.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Holder of an Award to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Committee, a Holder may use shares of

Stock received by the Holder upon the exercise of a Nonqualified Option to satisfy any required tax withholding obligations of the Company or an Affiliate that result from the exercise. The Committee may, in its discretion, permit a Holder to satisfy any tax withholding obligations arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (i) calculate the amount of withholding tax due on the assumption that all such vested shares of Restricted Stock are made available for delivery, (ii) reduce the number of such shares made available for delivery so that the Fair Market Value of the shares withheld on the vesting date approximates the amount of tax the Company is obliged to withhold and (iii) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the withholding tax due. The Company shall withhold only whole shares of Stock to satisfy its withholding obligation. Where the Fair Market Value of the withheld shares does not equal the Company's withholding tax obligation, the Company shall withhold shares with a Fair Market Value slightly in excess of the amount of its withholding obligation and shall remit the excess cash to the Holder of the Restricted Stock Award with the shares of Stock made available for delivery. The withheld shares of Restricted Stock not made available for delivery by the Company shall be retained as treasury stock or will be cancelled and, in either case, the Holder's right, title and interest in such Restricted Stock shall terminate. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

                  9.5 WRITTEN AGREEMENT. Each Award shall be embodied in a written agreement ("Award Agreement") which shall be subject to the terms and conditions of the Plan and shall be accepted by the Holder either electronically or by signature as established by the Committee and communicated to the Holder from time to time. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

                  9.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board, whether or not he continues to be a member of the Committee and/or the Board at the time of incurring the expenses -- including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee and the Board unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board and shall be in addition to all other rights to which a member of the Committee and the Board may be entitled as a matter of law, contract, or otherwise.

                  9.7 GENDER. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

                  9.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

                  9.9 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

                  9.10 OTHER OPTIONS OR AWARDS. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

                  9.11 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

                               ILEX ONCOLOGY, INC.

              PROXY--ANNUAL MEETING OF STOCKHOLDERS--MAY 25, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign, date and return in the enclosed envelope.


P        The undersigned stockholder of ILEX Oncology, Inc. (the "Company")
R        hereby appoints Richard L. Love and Gregory L. Weaver, or each of them,
O        proxies of the undersigned with full power of substitution to vote at
X        the Annual Meeting of Stockholders of the Company to be held on
Y Thursday, May 25, 2000, at 10:00 a.m., Central Time, at the Adam's Mark Hotel, 111 Pecan Street East, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

         (1) A PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 40,000,000 TO 100,000,000.


                  [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

         (2) A PROPOSAL TO RATIFY THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN OF THE COMPANY.

                  [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

         (3) A PROPOSAL TO RATIFY THE ADOPTION OF THE 2000 EMPLOYEE STOCK COMPENSATION PLAN OF THE COMPANY.

                  [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

         (4)      ELECTION OF DIRECTORS

                  [ ] FOR                             [ ] WITHHOLD AUTHORITY
                  all nominees listed below           to vote for all nominees
                  (except as marked below)                  listed below


                  Richard L. Love            Gary V. Woods                 Glenn C. Rice, Ph.D.

                  John L. Cassis             Jason S. Fisherman, M.D.      Ruskin C. Norman, M.D.

                  Daniel D. Von Hoff, M.D.   Joseph S. Bailes, M.D.

                  INSTRUCTIONS:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                    INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR
                                    STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH
                                    ABOVE.

         (5) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                  [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

         (6) TO CONSIDER AND ACT UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF; ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT DATED APRIL 27, 2000, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

           This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 4 and FOR Proposal 1,2,3, and 5.




                                    --------------------------------------------



                                    --------------------------------------------
                                             Signature of Stockholder(s)


                                    Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

                                        Dated                           , 2000.
                                              --------------------------